EX – 99.(h)(14)

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (the “First Amendment”) is entered into as of this 2nd day of February, 2004 by and between MERCANTILE FUNDS, INC., a Maryland Corporation (the “Borrower”) and FIFTH THIRD BANK, an Ohio banking corporation (the “Bank”).

WHEREAS, the Bank and the Borrower entered into a Revolving Credit Agreement dated as of April 29, 1999, as renewed by the Renewal of Terms to the Revolving Credit Agreement dated as of August 11, 2003 (the “Renewal”) (as amended, the “Agreement”); and

WHEREAS, the Borrower has established new investment portfolios and the parties desire that each be considered a “Fund” under and be covered by the Agreement; and

WHEREAS, the Borrower and Bank further mutually desire to amend the terms of the Agreement and the other Loan Documents (as that term is defined in the Agreement) to reflect the addition of new portfolios as set forth herein; and

NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Modifications to Revolving Credit Agreement.

1.1. Except as otherwise defined herein, capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement as amended hereby.

1.2 Section 1.4 of the Agreement is hereby amended to include the following definition of “Funds” as follows:

“Funds” means the Capital Opportunities Fund, Diversified Real Estate Fund, Equity Growth Fund, Equity Income Fund, Government Money Market Fund, Growth & Income Fund, International Equity Fund, Limited Maturity Bond Fund, Tax-Exempt Limited Maturity Bond Fund, Low Duration Bond Fund, Maryland Tax-Exempt Bond Fund, National Tax-Exempt Bond Fund, Prime Money Market Fund, Tax-Exempt Money Market Fund, Total Return Bond Fund, Dow Jones 100 U.S. Portfolio Fund, Dow Jones 80 U.S. Portfolio Fund, Dow Jones 60 U.S. Portfolio Fund, Dow Jones 40 U.S. Portfolio Fund, Dow Jones 20 U.S. Portfolio Fund, each of which is a separate investment portfolio of the Borrower.

1.3 The definition of “Loan Documents” contained in Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Loan Documents” means this Agreement as amended by the First Amendment and any and all other documents or instruments executed in connection with any of the foregoing, as may be amended from time to time.

Section 2. Modifications to the Amended and Restated Revolving Note.

2.1 Paragraph 3 of the Amended and Restated Revolving Note dated as of August 11, 2003 is hereby amended and restated to read in its entirety as follows:

Borrower covenants that the funds borrowed by it from the Bank as reflected on this Note shall be used solely on behalf of the Capital Opportunities Fund, Diversified Real Estate Fund, Equity Growth Fund, Equity Income Fund, Government Money Market Fund, Growth & Income Fund, International Equity Fund, Limited Maturity Bond Fund, Tax-Exempt Limited Maturity Bond Fund, Low Duration Bond Fund, Maryland Tax-Exempt Bond Fund, National Tax-Exempt Bond Fund, Prime Money Market Fund, Tax-Exempt Money Market Fund, Total Return Bond Fund, Dow Jones 100 U.S. Portfolio Fund, Dow Jones 80 U.S. Portfolio Fund, Dow Jones 60 U.S. Portfolio Fund, Dow Jones 40 U.S. Portfolio Fund, Dow Jones 20 U.S. Portfolio Fund (collectively, the “Funds”). Borrower further acknowledges that only securities held by Borrower for the Funds are or will be pledged by Borrower to Bank to secure such borrowing.

Section 3. Modification to the Amended and Restated Pledge and Security Agreement.

3.1. Paragraph 3 and Paragraph 4 of the Amended and Restated Pledge and Security Agreement dated as of August 11, 2003, are hereby amended and restated in their entirety as follows:

WHEREAS, Pledgor and Pledgee have previously entered into the Custody Agreement by and between the Custodian and Borrower dated as of April 1, 2003, as amended September 30, 2003 and January 30, 2004 (the “Custody Agreement”) pursuant to which Pledgee holds securities as custodian for Pledgor on behalf of the following: Capital Opportunities Fund, Diversified Real Estate Fund, Equity Growth Fund, Equity Income Fund, Government Money Market Fund, Growth & Income Fund, International Equity Fund, Limited Maturity Bond Fund, Tax-Exempt Limited Maturity Bond Fund, Low Duration Bond Fund, Maryland Tax-Exempt Bond Fund, National Tax-Exempt Bond Fund, Prime Money Market Fund, Tax-Exempt Money Market Fund, Total Return Bond Fund, Dow Jones 100 U.S. Portfolio Fund, Dow Jones 80 U.S. Portfolio Fund, Dow Jones 60 U.S. Portfolio Fund, Dow Jones 40 U.S. Portfolio Fund, Dow Jones 20 U.S. Portfolio Fund (collectively, the “Funds”); and

WHEREAS, contemporaneously with the execution of this amendment, on behalf of the Funds, Pledgor is executing an amendment to the Revolving Credit Agreement dated April 29, 1999, as renewed pursuant to the Renewal of Terms to Revolving Credit Agreement dated August 11, 2003 (the “Renewal”); and

Section 4. Modification to the Amended and Restated Authorization Letter.

4.1. Paragraph 1 of the Amended and Restated Authorization Letter dated as of August 11, 2003 is hereby amended and restated in its entirety as follows:

This letter will serve as a notification that Mercantile Funds, Inc. (the “Borrower”) and Mercantile Capital Advisors, Inc. (“Investment Adviser”) have the power and authority to request and enter into borrowings on behalf of the Capital Opportunities Fund, Diversified Real Estate Fund, Equity Growth Fund, Equity Income Fund, Government Money Market Fund, Growth & Income Fund, International Equity Fund, Limited Maturity Bond Fund, Tax-Exempt Limited Maturity Bond Fund, Low

Duration Bond Fund, Maryland Tax-Exempt Bond Fund, National Tax-Exempt Bond Fund, Prime Money Market Fund, Tax-Exempt Money Market Fund, Total Return Bond Fund, Dow Jones 100 U.S. Portfolio Fund, Dow Jones 80 U.S. Portfolio Fund, Dow Jones 60 U.S. Portfolio Fund, Dow Jones 40 U.S. Portfolio Fund, Dow Jones 20 U.S. Portfolio Fund, each of which is a separate investment portfolio of the Borrower (collectively, the “Funds”) pursuant to that certain Revolving Credit Agreement between the Borrower and Fifth Third Bank dated as of even date herewith (“Revolving Credit Agreement”). The Investment Adviser is the Investment Adviser for the Borrower registered under the Investment Advisers Act of 1940 with SEC registration number 801-60093.

Section 5. Modification to Exhibit 3.7 of the Agreement.

5.1. Item 9 and Item 10 of Exhibit 3.7 of the Agreement, titled “Specific Representations,” are hereby amended and restated to read in their entirety as follows:

9.	The various Funds operated by Borrower are: Capital Opportunities Fund, Diversified Real Estate Fund, Equity Growth Fund, Equity Income Fund, Government Money Market Fund, Growth & Income Fund, International Equity Fund, Limited Maturity Bond Fund, Tax-Exempt Limited Maturity Bond Fund, Low Duration Bond Fund, Maryland Tax-Exempt Bond Fund, National Tax-Exempt Bond Fund, Prime Money Market Fund, Tax-Exempt Money Market Fund, Total Return Bond Fund, Dow Jones 100 U.S. Portfolio Fund, Dow Jones 80 U.S. Portfolio Fund, Dow Jones 60 U.S. Portfolio Fund, Dow Jones 40 U.S. Portfolio Fund, Dow Jones 20 U.S. Portfolio Fund.

10.	If the name of any Fund has been changed since it was formed, its past names are: Growth & Income Fund was formerly known as Value Equity Fund, Limited Maturity Bond Fund was formerly known as the Intermediate Fixed Income Fund and Tax-Exempt Limited Maturity Bond Fund was formerly known as Intermediate Tax-Exempt Bond Fund.

Section 6. Conditions.

6.1. This First Amendment shall be effective as of the date hereof, subject to the satisfaction of the conditions precedent set forth in this Section 6.

6.2. Borrower shall duly execute and deliver to Bank the following documents:

(a) the First Amendment; and

(b) a Certificate of Borrower authorizing the execution and delivery of the First Amendment in a form acceptable to the Bank; and

(c) such additional information and materials as Bank may reasonably request.

Section 7. Miscellaneous Provisions.

7.1. Borrower hereby ratifies and agrees that except for this First Amendment, all provisions of the Agreement and all other agreements and instruments executed by Borrower in connection with the Agreement remain in full force and effect.

7.2. This First Amendment is an instrument in writing as contemplated by Section 8.3 of the Agreement, it may be executed in counterparts, each of which will be an original and all of which will constitute a single Agreement, and upon the satisfaction of the conditions precedent set forth in Section 6, is effective to modify the Agreement as set forth herein.

7.3. From and after the effective date of this First Amendment, all references to the Agreement shall be deemed to be references to the Agreement as amended pursuant to this Amendment.

7.4. This First Amendment shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, neither Borrower nor Bank may assign any of its respective rights or delegate any of its respective obligations hereunder without the prior written consent of the other.

7.5. Bank and Borrower expressly agree that the obligations of Borrower hereunder, and under the Agreement, shall not be binding upon any of Borrower’s directors, shareholders, nominees, officers, agents or employees personally. The execution and delivery of this Amendment has been authorized by Borrower’s directors, and this Amendment has been signed and delivered by an authorized officer of Borrower, acting as such, and neither such authorization by the directors nor such execution and delivery by the directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower and Bank have executed this First Amendment to Revolving Credit Agreement by their duly authorized officers as of the date first above written.

MERCANTILE FUNDS, INC. f/k/a
M.S.D.& T. FUNDS, INC.

By
Cornelia H. McKenna
Its:	Vice President

FIFTH THIRD BANK

By
Its

STATE OF	)
) ss:
CITY OF	)

BEFORE ME                     , a Notary Public in and for said County and State, personally appeared                     , the                      of Mercantile Funds, Inc. f/k/a M.S.D.&T. Funds, Inc., a Maryland corporation, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed as such officer and is the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this      day of February, 2004.

Notary Public

STATE OF OHIO	)
) ss:
COUNTY OF HAMILTON	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared Jennifer Schwartz, Vice President of Fifth Third Bank, an Ohio corporation, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed as such officer and is the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this      day of February, 2004.

Notary Public